SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                 FORM 8-K
                              CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



  Date of Report (Date of earliest event reported):  October 13, 2008



                           SCOTT'S LIQUID GOLD-INC.
          (Exact name of Registrant as specified in its charter)

        Colorado              001-13458              84-0920811
     (State or other         (Commission           (I.R.S. Employer
      jurisdiction of         File Number)          Identification No.)
      incorporation)

4880 Havana Street, Denver, CO             80239

(Address of principal executive offices) (Zip Code)

Registrant's telephone number: (303) 373-4860

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]	Written communications pursuant to Rule 425 under the Securities
	Act (17 CFR 230.425)
[  ]	Soliciting material pursuant to Rule 14a-12 under the Exchange
	Act (17 CFR 240.14a-12)
[  ]	Pre-commencement communications pursuant to Rule 14d-2(b) under
	the Exchange Act (17 CFR 240.14d-2(b))
[  ]	Pre-commencement communications pursuant to Rule 13e-4(c) under
	the Exchange Act (17 CFR 240.13e-4(c))



Item 1.01	Entry into a Material Definitive Agreement.

On October 13, 2008, Scott's Liquid Gold-Inc. (the "Company") entered into a Board Observer Agreement and a related Confidentiality Agreement with Value Fund Advisors, LLC ("VFA"). The Board Observer Agreement provides for the role of a Board Observer of VFA and sets forth standstill requirements applicable to VFA.

The Board Observer Agreement results from the mutual discussions of the Company and VFA as to ways in which the Company can receive advice and views of VFA about Company matters. The Company is interested in such advice and views as part of, among other things, the efforts to become profitable. The Company's Board of Directors, including the independent directors, unanimously approved of the Board Observer Agreement. The person currently designated as the Observer of VFA is Charles Gillman. Mr. Gillman is the manager of VFA. According to a
Schedule 13D as amended of VFA, VFA (as general manager of Boston Avenue Capital LLC and Yorktown Avenue Capital, LLC) beneficially owns approximately 15% of the Company's common stock.

Pursuant to the Agreement, the Company has granted the right to VFA to have a non-voting Observer at meetings of the Board of Directors of the Company. The Observer must be mutually acceptable to the Company and VFA. The Observer receives no compensation. The Observer will receive the same materials as the Board of Directors unless the materials pertain to VFA. The Board Observer role ceases (a) 30 days after written notice by either party that the party in its sole discretion chooses to terminate this role or (b) when and if VFA is no longer the beneficial owner of at least 75% of the total shares of Company common stock beneficially owned by VFA at the commencement of the Agreement.

While the Agreement is in effect, VFA will not, and will cause its Advisory Clients and Affiliates not to, take various actions, including any of the following, unless approved by a majority of the Board of Directors of the Company: (a) Acquire any voting securities of the Company (except by stock dividend or transfers between Affiliates);
(b) acquire assets of the Company or its subsidiaries; (c) make any tender or exchange offer, or engage in a merger or other business combination, involving the Company or any of its subsidiaries;
(d) consummate any restructuring or liquidation with respect to the Company or any of its Affiliates; (e) participate in any proxy contest; (f) except for any existing group disclosed in a Schedule 13D or with any future controlled Affiliates or Advisory Clients, participate in a group with respect to voting securities of the Company; (g) disclose any other plan inconsistent with these restrictions; or (h) subject any Company voting securities to any arrangement or agreement except those existing on the date of the Agreement and shown in a Schedule 13D and except the grant of any irrevocable proxies to the Company's Board of Directors. VFA, its Advisory Clients and its Affiliates are to be present at the meetings of the shareholders of the Company so that they can be counted as part of the quorum.

The Agreement ceases to be in effect, therefore ending standstill requirements, on the earlier of: One year after the right of VFA to an Observer is terminated or relinquished; or the 10th anniversary of the Agreement.

The Confidentiality Agreement requires that information only be used for purposes of providing comments to the Company, having an Observer at the Board meetings and considering the investment of VGA and its Affiliates. The Confidentiality Agreement prohibits any trades in shares of the Company or derivatives relating to the Company's shares while VFA is aware of material, non-public information about the Company.

The Board Observer Agreement and the Confidentiality Agreement are exhibits to this Report. The summary of the above terms of the Board Observer Agreement and Confidentiality Agreement are subject to, and qualified in their entirety by reference to, such exhibits.

Item 9.01.  Financial Statements and Exhibits

Exhibits.

The following exhibit accompanies this Report:

Exhibit No.		Document

10.1			Board Observer Agreement, dated October 13, 2008,
			between the Company and Value Fund Advisors, LLC.

10.2			Confidentiality Agreement, dated October 13, 2008,
			between the Company and Value Fund Advisors, LLC.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         SCOTT'S LIQUID GOLD-INC.
                                         (Registrant)

Date: October 15, 2008                   /s/ Jeffry B. Johnson
                                         By: Jeffry B. Johnson
                                         Chief Financial Officer and
                                         Treasurer


Exhibit Index

Exhibit No.		Document

10.1			Board Observer Agreement, dated October 13, 2008,
			between the Company and Value Fund Advisors, LLC.

10.2			Confidentiality Agreement, dated October 13, 2008,
			between the Company and Value Fund Advisors, LLC.